UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of report (date of earliest event reported):

January 25, 2005

AMX CORPORATION

(Exact Name of Registrant as Specified in its Charter)

Texas	0-26924	75-1815822
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

3000 Research Drive

Richardson, Texas 75082

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number including area code: (469) 624-8000

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

An Employment Agreement (the “Agreement”) was entered into and executed as of the 25th day of January, 2005, to be effective as of the 3rd day of December, 2004, by and between Chris Apple and AMX Corporation (the “Company”). The Agreement replaces Mr. Apple’s previous employment agreement which expired on December 3, 2004.

Pursuant to the Agreement, Mr. Apple will serve as the Company’s Vice President and Chief Financial Officer. Unless earlier terminated in accordance with the terms of the Agreement, the Agreement will expire on January 25, 2008. Mr. Apple’s base salary set forth in the Agreement is $195,000 per year subject to periodic increases at the sole discretion of the Company’s Compensation Committee. Mr. Apple is eligible to receive an annual discretionary bonus to be determined at the sole discretion of the Chief Executive Officer based upon corporate and individual performance, subject to the approval of the Compensation Committee.

If the Company terminates Mr. Apple without Cause (as such term is defined in the Agreement), then Mr. Apple is entitled to a severance payment in an amount equal to twelve months base salary paid in equal installments over twelve months, to the extent that any of Mr. Apple’s stock options would have vested during the twelve month severance period, such portion of such options shall vest and become exercisable upon such termination without Cause and Mr. Apple is eligible for consideration for a pro rated discretionary bonus on the same basis as if he had remained employed for such twelve-month period. Mr. Apple is also entitled to receive severance pay in an amount equal to six months base salary in the event Mr. Apple’s employment is terminated due to Incapacity (as such term is defined in the Agreement) or death.

The Agreement also contains customary noncompetition and non-solicitation provisions.

The Agreement is attached hereto as an exhibit to this Form 8-K.

Item 2.02. Results of Operations and Financial Condition.

On January 27, 2005, AMX Corporation issued a press release announcing financial results for the quarter and nine months ended December 31, 2004. A copy of this press release is attached hereto as Exhibit 99.2.

The information contained in Item 2.02 of this Current Report on Form 8-K, including the exhibit attached hereto as Exhibit 99.2, is being furnished and shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that Section. Furthermore, the information contained in Item 2.02 of this Current Report on Form 8-K shall not be deemed to be incorporated by reference into any registration statement or other document filed pursuant to the Securities Act of 1933, as amended.

Item 9.01. Financial Statements and Exhibits

(c) Exhibits

99.1	Executive Employment Agreement by and between Chris Apple and AMX Corporation dated January 25, 2005.

99.2	Press release by AMX Corporation dated January 27, 2005 announcing financial results for the quarter and nine months ended December 31, 2004.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMX CORPORATION

By:	/s/ C. Chris Apple
C. Chris Apple
Vice President and Chief Financial Officer

Date: January 28, 2005

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EXHIBIT LIST

99.1	Executive Employment Agreement by and between Chris Apple and AMX Corporation dated January 25, 2005.

99.2	Press release by AMX Corporation dated January 27, 2005 announcing financial results for the quarter and nine months ended December 31, 2004.

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